SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2002
(March 1, 2002)

                              LOG ON AMERICA, INC.
               (Exact name of Registrant as specified in charter)

         Delaware                    0-25761                   05-0496586
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(State or other jurisdic-         (Commission                (IRS Employer
 tion of incorporation)           File Number)              Identification No.)

One Cookson Place, 6th Floor      Providence, Rhode Island          02903
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:    (401) 459-6298

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Item 2. Acquisition or Disposition of Assets.

      On February 15, 2002 Log On America entered into an agreement with Earthlink Inc. for the transfer of ownership and billing responsibility of approximately 23,500 residential customers of dial-up Internet related services for a payment of $165 for each transferred customer. Pursuant to the agreement, the Company received an initial payment of $1,100,000. The balance of the purchase price will be paid monthly as the transfer process for customers is completed. The Company has also agreed to continue to provide remote access network and e-mail services for all 23,500 customers. Earthlink will pay the Company $8.50 per subscriber per month for such services. The first payment of approximately $200,000 is due March 1, 2002. Subsequent payments are due on the first of each month throughout the duration of the service.

      There is no material relationship between Earthlink and the Company or any of the Company's affiliates, directors or officers or associates of its directors or officers.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

2.1 Subscriber Acquisition Agreement, between Earthlink, Inc. and the Company, dated as of February 14, 2002.

99.1  Press release of the Company dated February 27, 2002.

99.2  Notice to the Company's customers of dial-up Internet related services.


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                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      LOG ON AMERICA, INC.

March 1, 2002                                     By: /s/ David R. Paolo
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                                                      David R. Paolo, President